EXHIBIT 3.1

                                                  CERTIFICATE FOR
                                              AMENDING AND RESTATING
                                             ARTICLES OF INCORPORATION
                                                        OF
                                                CALDERA CORPORATION


     Pursuant to the provisions of Section 607.194, Florida Statutes, this Florida Profit corporation adopts the attached Amended and Restated Articles of Incorporation.

     First: Articles 1 through 7 of the Articles of Incorporation, as amended prior to the date hereof, are deleted in their entirety and replaced by the attached Amended and Restated Articles of Incorporation.

     Second: The effective date of the Amended and Restated Articles of Incorporation is immediately upon acceptance for filing by the Secretary of State of Florida.

     Third: The Amended and Restated Articles of Incorporation was adopted by the Board of Directors and shareholders. The number of shares for which consents were given by the shareholders approving the Amended and Restated Articles of Incorporation were sufficient for its approval and notice of the action taken by consent has been given to the shareholders not giving their consent.

     Executed this 31st day of December 1999.

                                            /s/ Robert G. Landau
                                            ____________________________
                                            Robert G. Landau
                                            President





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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        LEVEL JUMP FINANCIAL GROUP, INC.

FIRST: The name of the corporation (herein referred to as the "Corporation") is:
Level Jump Financial Group, Inc.

SECOND: The address of the Corporation is 133 Richmond Street West, Suite 401, Toronto, Ontario M5H 2L3.

THIRD: The purposes of the Corporation are to engage in, promote, conduct, and carry on any lawful acts or activities for which corporations may be organized under the Florida 1989 Business Corporation Act.

FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 205,000,000 shares, of which 5,000,000 shares shall be Preferred Stock, par value $.0025 per share, and 200,000,000 shares shall be Common Stock, par value $.0025 per share.

III.     Preferred Stock

     A. Shares of Preferred Stock may be issued at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

     B. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of the series and the powers, preferences, and rights of the shares of the series, and the qualifications, limitations, or restrictions thereof, including the following:

        1. The distinctive designation and number of shares comprising the series, which number may, except where otherwise provided by the Board of Directors in creating the series, be increased or decreased from time to time by action of the Board of Directors, but not below the number of shares then outstanding;

        2. The rate of dividends, if any, on the shares of that series, whether dividends shall be noncumulative, cumulative to the extent earned, or cumulative, and if cumulative, from which date or dates, whether dividends shall be payable in cash, property, or rights, or in shares of the Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

        3. Whether the shares of that series shall be redeemable and, if so, the terms and conditions of the redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable or at whose option they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under






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different conditions and at different redemption dates, or the property or rights, including securities of any other corporation, payable in case of redemption;

        4. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into the sinking fund;

        5. The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

        6. Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of the conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method, if any, of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares, or similar event;

       7. Whether the issuance of any additional shares of the series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences, or rights of any such other series; and

       8. Any other preferences, privileges, and powers and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions of the series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Florida.

IV.   Common Stock

     A. After the requirements with respect to preferential dividends, if any, on any series of Preferred Stock, then, and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors.

     B. After distribution in full of the preferential amount upon liquidation, dissolution or winding up of the Corporation or other rights of priority, if any, to be distributed to the holders of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive such of the remaining assets of the Corporation of whatever kind available for distribution to the extent the Board of Directors shall determine.

     C. Except as may be otherwise required by law or by this Article of Incorporation, each holder of Common Stock shall have one vote in respect of each share of such stock held by him on all matters voted upon by the shareholders.

     D. The Common Stock shall not be cumulatively voted in the election of directors.

FIFTH: No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase, or receive any shares of stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares or any rights






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to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold, or offered for sale by the Corporation.

SIXTH: The address of the Corporation's registered office is 1406 Hays Street, Suite 2, Talahassee, Fl. 32301. The name of the Corporation's registered agent at such address is National Corporate Research Ltd., Inc.

SEVENTH: The private property or assets of the shareholders of the Corporation shall not to any extent whatsoever be subject to the payment of the debts of the Corporation.

EIGHTH: Elections of directors need not be by written ballot unless otherwise provided in the By-laws of the Corporation.

NINTH: The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the By-laws of the Corporation provided that there shall not be less than one director. None of the directors need be a shareholder or a resident of the State of Florida.

TENTH: The books of the Corporation may be kept outside the State of Florida at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation, subject to any provision contained in the statutes.

ELEVENTH: Any action required by law or by the Articles of Incorporation or Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a written consent setting forth the action so taken, shall be signed by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shareholders entitled to vote thereon were present and voted.

TWELVTH: Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the board of directors or the persons authorized by the bylaws or resolution of the board of directors or upon demand by the holders of shares representing at least fifty percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

THIRTEENTH: At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the directors, or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Article Thirteenth. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 120 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth as




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to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, or the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Corporation's stock which are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal and by any other shareholders known by such shareholder to be supporting such proposal.

     The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Article Thirteenth. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Article Thirteenth, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

     This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the board of directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

FOURTEENTH: Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Corporation may be made (i) by the board of directors or a nominating committee or person appointed by the board of directors at any time or (ii) at a meeting of shareholders by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article Fourteenth. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided however, that if less than 120 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to any rules or regulations under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of the shareholder, and (ii) the class and number of shares of the Corporation's stock which are beneficially owned by the shareholder on the date of such shareholder notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

     The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Article Fourteenth.





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If the presiding officer determines that a nomination was not made in accordance with the terms of this Article Fourteenth, he or she shall so declare at the annual meeting and any such defective nomination shall be disregarded.

FIFTEENTH: Subject to, and to the fullest extent permitted by Section 607.0831 of the Florida 1989 Business Corporation Act, as amended from time to time, no director shall be personally liable to the Corporation or to any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director. The Corporation shall indemnify any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with proceeding, including any appeal thereof in accordance with and to the fullest extent as provided by Section 607.0805 of the Florida 1989 Business Corporation Act, as it may be amended from time to time. The indemnification set forth in this section shall not be deemed exclusive of any other rights, indemnification and advancement or expenses to which directors, officers, employees, fiduciaries and agents may be entitled, under any provision of the Florida 1989 Business Corporation Act or by-law of the Corporation, agreement, vote of shareholders or otherwise.

SIXTEENTH: Notwithstanding anything contained in the Articles of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of the Corporation shall be required to amend or repeal Articles Thirteen, Fourteen and Sixteen of these Articles of Incorporation or to adopt any provision inconsistent therewith.